UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2013

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Healthcare Realty Trust Incorporated (the "Company") is filing this current report on Form 8-K for the purpose of updating its registration statements with the following disclosures regarding tax considerations and for disclosing a potential disposition of land that has been classified as held for development on the Company's balance sheet.
U.S. Federal Income Tax Considerations
The following discussion summarizes the material U.S. federal income tax considerations relating to the Company's taxation as a real estate investment trust (“REIT”), and the ownership and disposition of common stock in the Company that may be relevant to certain stockholders. However, the actual tax consequences of holding stock in the Company may vary in light of a stockholder's particular facts and circumstances and this summary does not discuss all of the tax aspects that may be relevant to such a stockholder. In addition, the following discussion does not address issues under any foreign, state or local tax laws.

Certain stockholders, such as tax-exempt entities, insurance companies, financial institutions, broker-dealers, persons holding the Company's shares through partnerships, S corporations or other pass-through entities, foreign corporations, and persons who are not citizens or residents of the United States are generally subject to special rules. In addition, this discussion does not address particular types of stockholders that are subject to special treatment under the federal income tax laws, such as holders whose shares of Company stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of Company stock are acquired pursuant to the Company's dividend reinvestment plan, and holders who intend to sell their shares of Company stock pursuant to a share repurchase plan. Unless otherwise noted, this discussion only addresses stockholders that hold shares of the Company's common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (“Code”).

Each prospective stockholder is urged to consult with his or her own tax advisor with respect to the specific tax consequences regarding the purchase, ownership and sale of the Company's common stock and the Company's election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and REIT election and of potential changes in applicable tax laws.

Opinion of Counsel

Waller Lansden Dortch & Davis, LLP (“Waller”), as special tax counsel to the Company, is of the opinion that, commencing with the Company's taxable year ended December 31, 1993 and through the Company's taxable year ended December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current organization and method of operation has enabled it, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and subsequent taxable years.

Waller's opinion is based upon various assumptions, is conditioned upon those assumptions and certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's assets and the future conduct of the Company's business. In addition, the Company's qualification for taxation as a REIT depends on its ability to meet the various qualification tests imposed under the Code as described below. Accordingly, the Company cannot guarantee that the actual results of its operations for any one taxable year will satisfy such requirements.

The statements in this discussion and in the opinion of Waller are based on relevant current provisions of the Code, Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such ruling, and all as in effect as of the date of this discussion. The Code, rules, Treasury regulations, and administrative and judicial interpretations are all subject to change at any time (possibly on a retroactive basis), which changes may cause any statement contained in this discussion to become inaccurate. There can be no assurance that any changes will not modify the conclusions expressed in Waller's opinion. In addition, an opinion of legal counsel is not binding on the IRS, and the Company cannot assure you that the IRS will not successfully challenge the Company's status as a REIT.

Taxation of the Company

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code. The Company believes that it has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with its taxable year ended December 31, 1993, and that its intended manner of operation will enable it to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes.

If the Company qualifies as a REIT, it generally will not be subject to federal income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders.

However, the Company will be subject to federal income tax as follows:

•	The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Under certain circumstances, the Company may be subject to the “alternative minimum tax.”

•
If the Company has (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income at the highest regular corporate rate.

•
Any net income that the Company has from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax.

•
If the Company should fail to satisfy either the 75% or 95% gross income test (as described below under “Income Tests”), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (i) the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied, in either case, by (ii) a fraction, the numerator of which is the REIT taxable income for the taxable year (determined with certain adjustments) and the denominator of which is the gross income for the taxable year (with certain adjustments).

•
If the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, then the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•
In the event of a more than de minimis failure of any of the asset tests (as described below under “Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, the Company files a description of each asset that caused such failure with the IRS, and disposes of the assets or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identifies such failure, the Company will pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which the Company failed to satisfy the asset tests.

•
In the event the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, the Company will be required to pay a penalty of $50,000 for each such failure.

•
To the extent that the Company recognizes gain from the disposition of an asset with respect to which there existed “built-in gain” upon its acquisition by the Company from a Subchapter C corporation in a carry-over basis transaction and such disposition occurs within a maximum ten-year recognition period beginning on the date on which it was acquired by the Company, the Company will be subject to federal income tax at the highest regular corporate rate on the amount of its “net recognized built-in gain.”

•
To the extent that the Company has net income from a taxable REIT subsidiary (“TRS”), the TRS will be subject to federal corporate income tax in much the same manner as other non-REIT Subchapter C corporations, with the exceptions that the deductions for interest expense on debt and rental payments made by the TRS to the Company will be limited and an 100% excise tax may be imposed on transactions between the TRS and the Company or the Company's tenants that are not conducted on an arm's length basis. A TRS is a corporation in which a REIT owns stock, directly or indirectly, and for which both the REIT and the corporation have made TRS elections.

Requirements for Qualification as a REIT
In order for the Company to continue to qualify as a REIT, it must meet and continue to meet the requirements described below relating to its organization, sources of income, nature of assets and distributions of income to its stockholders.

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT and that also:

1.	is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

4.	is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements; and

6.	meets the additional requirements described below.
Ownership Tests

In order for the Company to qualify as a REIT, commencing with its second taxable year (i) the beneficial ownership of its stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of its taxable years and (ii) during the last half of each taxable year, no more than 50% in value of the Company's stock may be owned, directly or indirectly, by or for five or fewer individuals (the “Five or Fewer Test”). Stock ownership for purposes of the Five or Fewer Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the Five or Fewer Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

The Company believes that it has satisfied and will continue to satisfy the above ownership requirements. In addition, the Company's Articles of Incorporation restricts ownership and transfers of its stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. The Company will be deemed to have satisfied the Five or Fewer Test for a particular taxable year if the Company has complied with all requirements for ascertaining the ownership of its outstanding stock in the taxable year and has no reason to know that it has violated the Five or Fewer Test.

Income Tests

In order to maintain qualification as a REIT, two gross income requirements must be satisfied annually.

•
First, at least 75% of the Company's gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from “rents from real property”; “interest on obligations secured by mortgages on real property or on interests in real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and income received or accrued within one year of the Company's receipt of, and attributable to the temporary investment of, “new capital” (any amount received in exchange for stock other than through a dividend reinvestment plan or in a public offering of debt obligations having maturities of at least five years).

•
Second, at least 95% of the Company's gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from: dividends; interest; “rents from real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and gain from the sale or other disposition of stock and securities.

For an amount received or accrued to qualify for purposes of an applicable gross income test as “rents from real property” or “interest on obligations secured by mortgages on real property or on interests in real property,” the determination of such amount must not depend in whole or in part on the income or profits derived by any person from such property (except that such amount may be based on a fixed percentage or percentages of receipts or sales). In addition, for an amount received or accrued to qualify as “rents from real property,” such amount may not be received or accrued directly or indirectly from a person in which the Company owns directly or indirectly 10% or more of, in the case of a corporation, the total voting power of all voting stock or the total value of all stock, and, in the case of an unincorporated entity, the assets or net profits of such entity (except for certain amounts received or accrued from a TRS in connection with property substantially rented to persons other than a TRS of the Company and other 10%-or-more owned persons or with respect to certain healthcare facilities, if certain conditions are met).

In addition, the Company must not manage its properties or furnish or render services to the tenants of its properties, except through an independent contractor from whom the Company derives no income or through a TRS unless (i) the Company is performing services that are usually or customarily furnished or rendered in connection with the rental of space for occupancy only and the services are of the sort that a tax-exempt organization could perform without being considered in receipt of unrelated business taxable income or (ii) the income earned by the Company for other services furnished or rendered by the Company to tenants of a property or for the management or operation of the property does not exceed 1% of the income from such property.

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Generally, this 15% test is applied separately to each lease. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the property that is rented. The determination of what fixtures and other property constitute personal property for federal tax purposes is difficult and imprecise.

The Company leases and intends to lease property only under circumstances such that substantially all, if not all, rents from such property qualify as “rents from real property.”

The Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Company's hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% and 75% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of the Company's trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. The Company will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into. The Company intends to structure any hedging or similar transactions so as not to jeopardize its status as a REIT.

If the Company were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions would generally be available if (i) the Company's failure to meet such test or tests was due to reasonable cause and not to willful neglect and (ii) following its identification of its failure to meet these tests, the Company files with the IRS a description of each item of income that fails to meet these tests in a schedule in accordance with Treasury regulations. It is not possible, however, to know whether the Company would be entitled to the benefit of these relief provisions since the application of the relief provisions is dependent on future facts and circumstances. If these relief provisions were to apply, the Company would be subjected to tax equal to a percentage tax calculated by the ratio of REIT taxable income to gross income with certain adjustments multiplied by the gross income attributable to the greater of the amount by which the Company failed either of the 75% or the 95% gross income tests.

Asset Tests

At the close of each quarter of its taxable year, the Company must also satisfy four tests relating to the nature of its assets.

•
At least 75% of the value of the Company's total assets must consist of real estate assets (including interests in real property and interests in mortgages on real property as well as its allocable share of real estate assets held by joint ventures or partnerships in which the Company participates), cash, cash items and government securities.

•	Not more than 25% of the Company's total assets may be represented by securities other than those includable in the 75% asset class.

•	Not more than 25% of the Company's total assets may be represented by securities of one or more TRS.

•
Of the investments included in the 25% asset class, except for TRS, (i) the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and (ii) the Company may not own more than 10% of any one issuer's outstanding securities by vote or value.

For purposes of these asset tests, securities issued by affiliated qualified REIT subsidiaries (“QRS”), which are corporations wholly owned by the Company, either directly or indirectly, that are not TRS, are not subject to the 25% of total assets limit, the 5% of total assets limit or the 10% of a single issuer's securities limit. Rather the existence of QRS is ignored, and the assets, income, gain, loss and other attributes of the QRS are treated as being owned or generated by the Company, for federal income tax purposes.

Additionally, “straight debt” securities and certain other exceptions are not “securities” for purposes of the 10% of a single issuer's value test.

If the Company meets the asset tests described above at the close of any quarter, it will not lose its status as a REIT because of a change in value of its assets unless the discrepancy exists immediately after the acquisition of any security or other property that is wholly or partly the result of an acquisition during such quarter. Where a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. The Company maintains adequate records of the value of its assets to maintain compliance with the asset tests and intends, if necessary, to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter. Nevertheless, if the Company were unable to cure within the 30-day cure period, the Company may cure a violation of the 5% asset test or the 10% asset test so long as the value of the assets causing such violation does not exceed the lesser of 1% of the value of the Company's total assets at the end of the relevant quarter or $10 million and the Company disposes of the asset causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the failure to satisfy the asset test is discovered. For violations due to reasonable cause and not due to willful neglect that are larger than this amount, the Company is permitted to avoid disqualification as a REIT after the 30-day cure period by (i) disposing of an amount of assets sufficient to meet the asset tests, (ii) paying a tax equal to the greater of $50,000 or the highest corporate tax rate times the taxable income generated by the non-qualifying asset and (iii) disclosing certain information to the IRS.

Distribution Requirement

In order to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount equal to or greater than the excess of (a) the sum of (i) 90% of the Company's “REIT taxable income” (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 90% of the net income (after tax on such income), if any, from foreclosure property, over (b) the sum of certain non-cash income (from certain imputed rental income and income from transactions inadvertently failing to qualify as like-kind exchanges). These requirements may be waived by the IRS if the Company establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax described below.

To the extent that the Company does not distribute all of its net long-term capital gain and all of its “REIT taxable income,” it will be subject to tax thereon. In addition, the Company will be subject to a 4% excise tax to the extent it fails within a calendar year to make “required distributions” to its stockholders of 85% of its ordinary income and 95% of its capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for such preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of the taxable income of the Company for the taxable year (without regard to the deduction for dividends paid) and all amounts from earlier years that are not treated as having been distributed under the provision. Dividends declared in the last quarter of the year and paid during the following January will be treated as having been paid and received on December 31 of such earlier year. The Company has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. The Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company might in certain circumstances remain liable for the 4% excise tax described above.

Recordkeeping Requirements

To avoid monetary penalty, the Company must request on an annual basis information from certain stockholders designed to disclose the actual ownership of its outstanding stock.
Failure to Qualify as a REIT

If the Company was to fail to qualify for federal income tax purposes as a REIT in any taxable year, and the relief provisions were found not to apply, the Company would be subject to tax on its taxable income at regular corporate rates (plus any applicable alternative minimum tax). Distributions to stockholders in any year in which the Company failed to qualify would not be deductible by the Company nor would they be required to be made. Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the following four taxable years. It is not possible to state whether in all circumstances the Company would be entitled to statutory relief from such disqualification. Failure to qualify for even one year could result in the Company incurring substantial indebtedness (to the extent borrowings were feasible) or liquidating substantial investments in order to pay the resulting taxes.

Taxation of Taxable U.S. Stockholders

A “U.S. Stockholder” is a holder of shares of stock who, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons, within the meaning of the Code, has the authority to control all of the trust's substantial decisions.

If a partnership holds stock in the Company, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding Company stock should consult their tax advisors.

Distributions

So long as the Company qualifies for taxation as a REIT, distributions on shares of the Company's stock made to U.S. Stockholders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate U.S. Stockholders. Additionally, the Company's ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is taxed as net capital gain.

Any distribution declared by the Company in October, November or December of any year on a specified date in any such month shall be treated as both paid by the Company and received by the Company's stockholders on December 31 of that year, provided that the distribution is actually paid by the Company no later than January 31 of the following year.

Distributions made by the Company in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. Stockholder's basis and will reduce the basis of the U.S. Stockholder's shares. Any distributions by the Company in excess of accumulated earnings and profits and in excess of a U.S. Stockholder's basis in the U.S. Stockholder's shares will be treated as gain from the sale of the Company's shares (see “Taxation of Taxable U.S. Stockholders - Disposition of Stock of the Company” below).

Capital Gains Dividends

Distributions to U.S. Stockholders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year), without regard to the period for which a U.S. Stockholder held the Company's shares. However, a corporate U.S. Stockholder, may be required to treat a portion of some capital gain dividends as ordinary income.

If the Company elects to retain and pay income tax on any net long-term capital gain, each of the Company's U.S. Stockholders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of the Company's U.S. Stockholders would also receive a refundable tax credit for its proportionate share of the tax paid by the Company on such retained capital gains and would have an increase in the basis of its shares of the Company's stock in an amount equal to its includable capital gains less its share of the tax deemed paid.

Disposition of Stock of the Company

Upon any taxable sale or other disposition of any shares of the Company's stock, a U.S. Stockholder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Stockholder's adjusted tax basis in these shares of the Company's stock. This gain will be capital gain if the U.S. Stockholder held these shares of the Company's stock as a capital asset.

3.8% Tax on Net Investment Income

Under recently enacted legislation, commencing with taxable years beginning after December 31, 2012, certain U.S. Stockholders of the Company's common stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income,” including dividends on the Company's common stock and capital gains from the sale or other disposition of the Company's common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Distributions made by the Company to a U.S. stockholder that is a tax-exempt entity (such as an individual retirement account (“IRA”) or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. stockholder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. stockholder.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. Such tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.

A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the Five or Fewer Test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT's stock or beneficial interests. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (“Non-U.S. Stockholders”) are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on an investment in stock of the Company, including any reporting requirements.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

Distributions made by the Company to Non-U.S. Stockholders that are not attributable to gain from the sale or exchange by the Company of United States real property interests (“USRPI”) and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to Non-U.S. Stockholders to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to U.S. withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable U.S. income tax treaty. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed an IRS Form W-8BEN with the Company, certifying the Non-U.S. Stockholder's entitlement to treaty benefits.

Distributions made by the Company to Non-U.S. Stockholders in excess of its current and accumulated earnings and profits to a Non-U.S. Stockholder who holds 5% or less of the stock of the Company (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits by filing a U.S. federal income tax return.

Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

So long as the Company's stock continues to be regularly traded on an established securities market, such as the NYSE, located in the United States, distributions to a Non-U.S. Stockholder holding 5% or less at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See, "Taxation of Non-U.S. Stockholders - Distributions Not Attributable to Gain from the Sale or Exchange of a 'United States Real Property Interest'" above.

Distributions made by the Company to Non-U.S. Stockholders that are attributable to gain from the sale or exchange by the Company of any USRPI will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions. Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. Stockholder that is not entitled to a treaty exemption. The Company is required to withhold 35% of any distribution that is attributable to gain from the sale or exchange by the Company of any USRPI, whether or not designated by the Company as a capital gains dividend. Such amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

Sale or Disposition of Stock of the Company

Generally, gain recognized by a Non-U.S. Stockholder upon the sale or exchange of stock of the Company will not be subject to U.S. taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of the Company will not constitute a USRPI so long as the Company is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by Non-U.S. Stockholders. The Company believes that it will be a “domestically controlled REIT,” and therefore that the sale of stock of the Company will generally not be subject to taxation under FIRPTA. However, because the stock of the Company is publicly traded, no assurance can be given that the Company is or will continue to be a “domestically controlled REIT.”

If the Company does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a Non-U.S. Stockholder of stock of the Company would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of the Company is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling Non-U.S. Stockholder's interest (after application of certain constructive ownership rules) in the Company is 5% or less at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of the Company were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of the Company (including the Company) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the stock of the Company to the extent they represent a return of capital or capital gain from the sale of the stock of the Company, rather than dividends, would be subject to a 10% withholding tax.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Stockholder in two cases:

•
if the Non-U.S. Stockholder's investment in the stock of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. Stockholder, the Non-U.S. Stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain; or

•
if the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. Stockholder with respect to such gain.

3.8% Tax on Net Investment Income

Non-U.S. Stockholders who are individuals are not subject to the 3.8% tax on net investment income, which is generally applicable to U.S. individuals, trusts and estates. See, Taxation of Taxable U.S. Stockholders - 3.8% Tax on Net Investment Income. However, the United States Treasury has indicated that it believes that foreign estates and foreign trusts should be subject to the tax to the extent “net investment income” is earned or accumulated for the benefit of, or distributed to, U.S. persons. Non-U.S.

Stockholders who are foreign estates or foreign trusts should consult their tax advisors with respect to the application of the 3.8% tax on net investment income to their investment in the Company's stock.

Foreign Account Tax Compliance Act

Under recently enacted legislation, the Company will be required to withhold at a rate of 30% on dividends, commencing January 1, 2014, and on gross proceeds from the sale of the Company's common stock, commencing January 1, 2017, in both cases with respect to the Company's common stock held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, dividends and gross proceeds from the sale of the Company's common stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to the Company either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides the Company with the name, address and U.S. taxpayer identification number (“TIN”) of each substantial U.S. owner and (2) the Company does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a non-financial non-U.S. entity provides the Company with the name, address, and TIN of a substantial United States owner, the Company will provide such information to the IRS. The Company will not pay any additional amounts to any stockholders in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding Tax

The Company will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding, currently at a rate of 28%, on dividends paid unless such U.S. Stockholder:

•	is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.
A U.S. Stockholder who does not provide the Company with the stockholder's correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder's federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. stockholders who fail to certify their non-foreign status to the Company.

Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

State and Local Taxes

The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the stock of the Company.

REIT Tax Proposals

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Company and its stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in the Company's stock.
Potential Disposition

On March 8, 2013, the Company entered into agreements to sell three contiguous parcels of unimproved land in Denton County, Texas for approximately $5.0 million. If these transactions proceed to closing, an aggregate impairment charge of approximately $3.3 million would be recognized. The Company expects that these sales may close late in the first quarter of 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

8	Tax opinion of Waller Lansden Dortch & Davis, LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHCARE REALTY TRUST INCORPORATED

By: /s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer
Date: March 15, 2013